Exhibit 3.15

ARTICLES OF INCORPORATION

OF

OUTDOOR MANAGEMENT SERVICES, INC.

The undersigned natural person acting as incorporator of a corporation (the “Corporation”) under the provisions of Chapter 78 of the Nevada Revised Statutes, adopts the following Articles of Incorporation,

ARTICLE 1

NAME

The name of the Corporation is Outdoor Management Services, Inc.

ARTICLE 2

INITIAL RESIDENT AGENT AND REGISTERED OFFICE

The name of the initial test dent agent of the Corporation is The Corporation Trust Company of Nevada, a resident of the State of Nevada, whose business address is 6100 Neil Road Suite #500. Reno. Washoe County, Nevada 89511.

ARTICLE 3

AUTHORIZED SHARES

The aggregate number of shares that the Corporation shall have the authority to issue is 3,000 shares of Common Stock with no par value.

ARTICLE 5

ELECTION NOT TO BE GOVERNED BY CORPORATE COMBINATIONS ACT

The Corporation hereby elects not to be governed by Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes.

ARTICLE 6

DATA RESPECTING INCORPORATORS

The name and address of the incorporator of the Corporation is as follows:

Name	Address
Lucas J. Tucker	c/o Lionel Sawyer & Collins, Ltd. 1700 Bank of America Plaza 300 South Fourth Street Las Vegas, NV 89101

EXECUTED this 20th day of December, 2002.

Lucas J. Tucker, Incorporator

Outdoor Management Services, Inc.	3

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that OUTDOOR MANAGEMENT SERVICES, INC. did on December 20, 2002 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on December 20, 2002.

DEAN HELLER Secretary of State
By:
Certification Clerk

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF			FILE NUMBER

OUTDOOR MANAGEMENT SERVICES, INC.		December 10, 2002	C31401-2002

(Name of Corporation)		(Incorporation Date)

A Nevada	CORPORATION	FOR THE FILING PERIOD DEC 2002 TO DEC 2003

(State of Incorporation)

The corporation’s duly appointed resident agent in the State of Nevada upon whom process can be served is:	Office Use Only
The Corporation Trust Company of Nevada 6100 Neil Road Suits 500 Reno, NV 89511
☐ IF AGENT INFORMATION HAS CHANGED, PLEASE SEE ATTACHED INSTRUCTIONS ON HOW TO OBTAIN THE APPROPRIATE FORM

Important: Read instructions before completing and returning this form.

1.	Print or type names and addresses, either residence or business, for all officers and directors. A president, secretary, treasurer and at least one director must be named.

2.	Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.

3.	Return the completed form with the $165.00 filing fee. A $50.00 penalty must be added for failure to file this form by the 1st day of the 2nd month following incorporation date.

4.	Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. If you need a receipt, return page 2 certificate and ENCLOSE A SELFADDRESSED STAMPED ENVELOPE. To receive a certified copy, enclose a copy of this completed form, an additional $20.00 and appropriate instructions.

5.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.

FILING FEE: $165.00         LATE PENALTY: $50.00

THIS FORM MUST BE FILED BY THE 1st DAY OF THE 2nd MONTH FOLLOWING INCORPORATION DATE

NAME		TITLE(S):
Paul J. Meyer		PRESIDENT & DIRECTOR
PO BOX	STREET ADDRESS	CITY	ST	ZIP
2850 E Camelback Road, Suite 300		Phoenix	AZ	85016

NAME		TITLE(S):
Laura C. Toncheff		SECRETARY
PO BOX	STREET ADDRESS	CITY	ST	ZIP
2850 E Camelback Road, Suite 300		Phoenix	AZ	85016

NAME		TITLE(S):
Kurt Tingey		TREASURER
PO BOX	STREET ADDRESS	CITY	ST	ZIP
2850 E Camelback Road, Suite 300		Phoenix	AZ	85016

NAME		TITLE(S):
Randall T. Mays		DIRECTOR
PO BOX	STREET ADDRESS	CITY	ST	ZIP
200 E. Basse Rd.		San Antonio	TX	78209

NAME		TITLE(S):
L. Lowry Mays		DIRECTOR
PO BOX	STREET ADDRESS	CITY	ST	ZIP
200 E. Basse Rd.		San Antonio	TX	78209

NAME		TITLE(S):
Mark P. Mays		DIRECTOR
PO BOX	STREET ADDRESS	CITY	ST	ZIP
200 E. Basse Rd.		San Antonio	TX	78209

I declare, to the best of my knowledge, under penalty of perjury, that the above mentioned entity has complied with the provisions of chapter 364A of NRS.

Title(s)
X Signature of officer	Date